Exhibit 99.1

News Release United Airlines Worldwide Media Relations 872.825.8640 media.relations@united.com

United Reports May 2018

Operational Performance

CHICAGO, June 8, 2018 – United Airlines (UAL) today reported May 2018 operational results.

UAL’s May 2018 consolidated traffic (revenue passenger miles) increased 6.7 percent and consolidated capacity (available seat miles) increased 4.2 percent versus May 2017. UAL’s May 2018 consolidated load factor increased 2.0 points compared to May 2017.

May Highlights

•	Announced a total of $8.0 million in grants to benefit nine organizations over the next four years in our hub communities – Chicago, Denver, Houston, Los Angeles, San Francisco, Newark/New York and Washington, D.C, representing United’s commitment to invest in and lift up the communities where many of its customers and employees live and work.

•	Unveiled new United Polaris Lounge at Newark Liberty International Airport – the second of four Polaris lounges expected to open this year.

•	Announced the expansion of schedules at East Coast hubs in Newark/New York and Washington-Dulles to add new destinations, additional frequencies and larger two-cabin aircraft, and announced increased service between Houston’s George Bush Intercontinental Airport and Havana’s José Martí International Airport.

•	Announced a new relationship with The Private Suite, offering customers access to a newly built, private terminal at Los Angeles International Airport.

About United

United Airlines and United Express operate approximately 4,600 flights a day to 354 airports across five continents. In 2017, United and United Express operated more than 1.6 million flights carrying more than 148 million customers. United is proud to have the world’s most comprehensive route network, including U.S. mainland hubs in Chicago, Denver, Houston, Los Angeles, Newark/New York, San Francisco and Washington, D.C. United operates 750 mainline aircraft and the airline’s United Express carriers operate 545 regional aircraft. The airline is a founding member of Star Alliance, which provides service to 191 countries via 28 member airlines. For more information, visit united.com, follow @United on Twitter or connect on Facebook. The common stock of United’s parent, United Continental Holdings, Inc., is traded on the NYSE under the symbol “UAL”.

United Reports May 2018 Operational Performance / Page 2

Preliminary Operational Results

	May				Year-to-Date
	2018	2017	Change		2018	2017	Change
REVENUE PASSENGER MILES (000)
Domestic	11,484,248	10,711,519	7.2%		50,688,816	47,851,280	5.9%
Mainline	9,399,820	8,849,499	6.2%		41,092,411	38,939,961	5.5%
Regional	2,084,428	1,862,020	11.9%		9,596,405	8,911,319	7.7%
International	8,250,068	7,789,692	5.9%		37,363,236	35,827,201	4.3%
Atlantic	3,738,527	3,296,343	13.4%		13,850,994	12,469,618	11.1%
Pacific	2,841,728	2,841,816	(0.0%)		13,949,325	13,743,272	1.5%
Latin	1,669,813	1,651,533	1.1%		9,562,917	9,614,311	(0.5%)
Mainline	1,598,957	1,583,008	1.0%		9,188,372	9,244,941	(0.6%)
Regional	70,856	68,525	3.4%		374,545	369,370	1.4%
Consolidated	19,734,316	18,501,211	6.7%		88,052,052	83,678,481	5.2%

AVAILABLE SEAT MILES (000)
Domestic	13,264,365	12,453,324	6.5%		60,164,260	56,522,311	6.4%
Mainline	10,821,587	10,201,973	6.1%		48,448,179	45,647,192	6.1%
Regional	2,442,778	2,251,351	8.5%		11,716,081	10,875,119	7.7%
International	10,351,488	10,208,823	1.4%		47,858,748	47,087,822	1.6%
Atlantic	4,686,496	4,540,690	3.2%		18,264,317	17,571,370	3.9%
Pacific	3,658,851	3,641,810	0.5%		18,091,231	17,749,231	1.9%
Latin	2,006,141	2,026,323	(1.0%)		11,503,200	11,767,221	(2.2%)
Mainline	1,904,878	1,927,894	(1.2%)		10,991,109	11,227,772	(2.1%)
Regional	101,263	98,429	2.9%		512,091	539,449	(5.1%)
Consolidated	23,615,853	22,662,147	4.2%		108,023,008	103,610,133	4.3%

PASSENGER LOAD FACTOR
Domestic	86.6%	86.0%	0.6	pts	84.3%	84.7%	(0.4	) pts
Mainline	86.9%	86.7%	0.2	pts	84.8%	85.3%	(0.5	) pts
Regional	85.3%	82.7%	2.6	pts	81.9%	81.9%	0.0	pts
International	79.7%	76.3%	3.4	pts	78.1%	76.1%	2.0	pts
Atlantic	79.8%	72.6%	7.2	pts	75.8%	71.0%	4.8	pts
Pacific	77.7%	78.0%	(0.3	) pts	77.1%	77.4%	(0.3	) pts
Latin	83.2%	81.5%	1.7	pts	83.1%	81.7%	1.4	pts
Mainline	83.9%	82.1%	1.8	pts	83.6%	82.3%	1.3	pts
Regional	70.0%	69.6%	0.4	pts	73.1%	68.5%	4.6	pts
Consolidated	83.6%	81.6%	2.0	pts	81.5%	80.8%	0.7	pts

ONBOARD PASSENGERS (000)
Mainline	9,705	9,217	5.3%		43,528	41,822	4.1%
Regional	3,817	3,390	12.6%		17,370	15,967	8.8%
Consolidated	13,522	12,607	7.3%		60,898	57,789	5.4%

CARGO REVENUE TON MILES (000)
Total	286,434	281,914	1.6%		1,384,342	1,295,758	6.8%
OPERATIONAL PERFORMANCE
Mainline Departure Performance[1]	68.5	70.2	(1.7	) pts
Mainline Completion Factor	99.4	99.8	(0.4	) pts

[1]	Based on mainline scheduled flights departing by or before scheduled departure time

Note: See Part II, Item 6, Selected Financial Data, of the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for the definitions of these statistics

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United Reports May 2018 Operational Performance / Page 3

Safe Harbor Statement

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements included in this release are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and anticipated financial and operating performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “estimates,” “forecast,” “guidance,” “outlook,” “goals” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this release are based upon information available to us on the date of this release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aircraft fuel and energy refining capacity in relevant markets); economic and political instability and other risks of doing business globally, including political developments that may impact our operations in certain countries; demand for travel and the impact that global economic and political conditions have on customer travel patterns; competitive pressures on pricing and on demand; demand for transportation in the markets in which we operate; our capacity decisions and the capacity decisions of our competitors; the effects of any hostilities, act of war or terrorist attack; the effects of any technology failures or cybersecurity breaches; the impact of regulatory, investigative and legal proceedings and legal compliance risks; disruptions to our regional network; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; costs associated with any modification or termination of our aircraft orders; potential reputational or other impact from adverse events in our operations, the operations of our regional carriers or the operations of our code share partners; our ability to attract and retain customers; our ability to execute our operational plans and revenue-generating initiatives, including optimizing our revenue; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; the impact of any management changes; our ability to cost-effectively hedge against increases in the price of aircraft fuel if we decide to do so; any potential realized or unrealized gains or losses related to any fuel or currency hedging programs; labor costs; our ability to maintain satisfactory labor relations and the results of any collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; an outbreak of a disease that affects travel demand or travel behavior; U.S. or foreign governmental legislation, regulation and other actions (including Open Skies agreements and environmental regulations); industry consolidation or changes in airline alliances; our ability to comply with the terms of our various financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; the costs and availability of aviation and other insurance; weather conditions; our ability to utilize our net operating losses to offset future taxable income; the impact of changes in tax laws; the success of our investments in airlines in other parts of the world; and other risks and uncertainties set forth under Part I, Item 1A., “Risk Factors,” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as well as other risks and uncertainties set forth from time to time in the reports we file with the U.S. Securities and Exchange Commission.

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